UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2004

Entrada Networks, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-26952	33-0676350
(Commission File Number)	(IRS Employer Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, CA 92121
(Address of principal executive offices, with zip code)

(858) 597-1102
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 4, 2004, Entrada Networks, Inc. (we, our, the Company) entered into the Second Amendment to Term Credit Agreement (the Second Amendment) with Hong Kong League Central Credit Union (HKL), HIT Credit Union (HIT), Brightline Bridge Partners I, LLC (Brightline), Matthew McGovern, and Jon Buttles (collectively, the Lenders) and SBI Advisors, LLC ( SBI). The Second Amendment amends the Term Credit Agreement dated January 30, 2004, between us and, HKL, HIT and SBI (the Original Credit Agreement), as previously amended by the First Amendment to Term Credit Agreement dated May 14, 2004, between ourselves, HKL, HIT, Brightline and SBI (the First Amendment).

Pursuant to the Second Amendment, on October 4, 2004, HKL advanced $750,000 to us, in exchange for which we issued a Term Note in the principal amount of $750,000 in favor of HKL (the Term Note) and agreed to issue a warrant or warrants to SBI, or one or more designees of SBI, entitling SBI or its designees to purchase an aggregate of 15,000,000 shares of our Common Stock, par value $0.001 per share, at an exercise price of $0.10 per share (the Warrants). The Warrants will expire on October 3, 2007. We also paid a $75,000 fee to HKL in consideration of the $750,000 advance, pursuant to the terms of the Second Amendment. Funds will primarily be used for working capital and reducing existing debt by $375,000.

The information contained in Item 2.03 below is hereby incorporated by reference into this Item 1.01

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2004, we entered into the Second Amendment to Term Credit Agreement (the Second Amendment) with Hong Kong League Central Credit Union (HKL), HIT Credit Union (HIT), Brightline Bridge Partners I, LLC (Brightline), Matthew McGovern, and Jon Buttles (collectively, the Lenders) and SBI Advisors, LLC (SBI). The Second Amendment amends the Term Credit Agreement dated January 30, 2004, between us and HKL, HIT and SBI (the Original Credit Agreement), as previously amended by the First Amendment to Term Credit Agreement dated May 14, 2004, between ourselves, HKL, HIT, Brightline and SBI (the First Amendment).

Pursuant to the Second Amendment, on October 4, 2004, HKL advanced $750,000 to us, in exchange for which we issued a Term Note in the principal amount of $750,000 in favor of HKL (the Term Note) and agreed to issue a warrant or warrants to SBI, or one or more designees of SBI, entitling SBI or its designees to purchase an aggregate of 15,000,000 shares of our Common Stock, par value $0.001 per share, at an exercise price of $0.10 per share (the Warrants). The Warrants will expire on October 3, 2007. We also paid a $75,000 fee to HKL in consideration of the $750,000 advance, pursuant to the terms of the Second Amendment. Funds will primarily be used for working capital and reducing existing debt by $375,000.

The outstanding principal balance of the Term Note accrues interest at the rate of 24% per annum, which interest is due and payable on a monthly basis. In addition, pursuant to the Second Amendment, interest which accrues on the principal balance of notes issued by us under the Original Credit Agreement, increased from 18% to 24% per annum. Payment of all outstanding principal and accrued but unpaid interest under the Term Note is due on March 31, 2005. Our obligations under the Original Credit Agreement, the First Amendment and the Second Amendment are secured by all of our assets subordinated to Silicon Valley Bank pursuant to the terms of our Security Agreement dated January 30, 2004, with SBI (the Security Agreement).

At the option of the Lenders or SBI, will be obligated to immediately repay all unpaid principal and interest under the Term Note and all other notes issued by under the Original Credit Agreement and the First Amendment, upon any Event of Default, which includes failure by to pay any principal or interest under the Term Note (or previously issued notes) when due and payable, breach by of any covenant, representation or warranty under the Original Credit Agreement or the Security Agreement, default by under certain agreements identified in the Original Credit Agreement, the creation of certain liens against assets or properties, and insolvency or dissolution, as described in the Original Credit Agreement. In addition, upon an Event of Default, interest which accrues on the outstanding principal under the Term Note (and previously issued notes) will increase by 2% per annum.

Descriptions in this Current Report of the Second Amendment, Original Credit Agreement, First Amendment, Term Note and the Security Agreement are incomplete and are qualified in their entirety by reference to copies of such documents which are filed or incorporated herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 , respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Second Amendment, we will issue the Warrants to purchase 15,000,000 shares of our Common Stock to SBI Advisors, LLC or its designees, with a per share exercise price of $0.10. The Warrants may be exercised subject to each holder’s payment of the exercise price and compliance with the other conditions to exercise set forth in the Warrants. The Warrants will expire on October 3, 2007. The Warrants will also provide certain registration rights to SBI or its designees as more specifically set forth in the Warrants.

We are obligated to issue the Warrants in consideration for services rendered by SBI in connection with our borrowing of funds pursuant to the Second Amendment. We will rely upon Section 4(2) of the Securities Act of 1933, as amended (the Securities Act), as the basis for exemption from the registration requirements of Section 5 of the Securities Act in connection with the issuance of the Warrants and the sale of the shares underlying the Warrants. The issuance of the Warrants will not involve a public offering. We have not engaged in any general solicitation or advertising in connection with the issuance of the Warrants. SBI has had, and each SBI designee who receives any portion of the Warrants will have, the opportunity to ask questions of, and receive answers from us concerning us and the terms and conditions of the Warrants, prior to issuance of the Warrants. In addition, the Warrants and the shares underlying the Warrants will contain a legend, notifying SBI or its designees, as applicable, that neither the Warrants nor the underlying shares may be transferred except in compliance with federal securities laws.

    The information contained in Item 2.03 above is hereby incorporated by reference into this Item 3.02

Item 5.01. Changes in Control of Registrant.

Pursuant to the Second Amendment, We will issue the Warrants to purchase 15,000,000 shares of our Common Stock to SBI Advisors, LLC or to individuals designated by SBI. The Warrants may be exercised subject to the holder’s payment of the exercise price and compliance with the other conditions to exercise set forth in the Warrants. The Warrants will expire on October 3, 2007.

Exercise of the Warrants may result in a change in control of the Company, in the event the Warrants are issued solely to SBI, or to its designees who are affiliated with one another or with SBI, or to designees who otherwise act in concert. As of the date of this Current Report, we have issued and outstanding 15,430,076 shares of Common Stock. In the event that SBI, or a group of designees who are affiliated or who act in concert, fully exercise the Warrants immediately upon issuance, SBI or such designees will then hold at least 49% of our outstanding shares following exercise of the Warrants. On the other hand, in the event the Warrants are held by a sufficient number of designees who are unaffiliated with SBI or with one another, or who are not otherwise acting in concert, exercise of the Warrants will likely not result in a change of control of the Company.

The information contained in Item 2.03 above is hereby incorporated by reference into this Item 5.01

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Second Amendment To Term Credit Agreement entered into October 4, 2004 filed herein
10.2*	Term Credit Agreement dated January 30, 2004
10.3*	First Amendment to Term Credit Agreement dated May 14, 2004
10.4*	Security Agreement dated January 30, 2004
10.5	Term Note entered into October 4, 2004 filed herein

*	Previously filed as an Exhibit to the Current Report on Form 8-K filed by the Company on May 26, 2004 and incorporated herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRADA NETWORKS, INC.
Date: October 8, 2004

By: /s/ Davinder Sethi
Davinder Sethi, Ph.D.
Chief Financial Officer
Principal Accounting Officer